Exhibit 10.1

THIRD AMENDMENT

THIRD AMENDMENT, dated as of July 22, 2009 (this “Amendment”), by and among Ford Motor Company (the “Company”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company has requested that the Administrative Agent and the Required Lenders agree to certain amendments to the Credit Agreement, dated as of December 15, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time parties thereto, the several banks and other financial institutions and entities from time to time parties thereto as Lenders, the Administrative Agent, and the other agents parties thereto as described therein; and

WHEREAS, the Administrative Agent and the Required Lenders are willing, subject to the terms and conditions set forth herein, to so amend the Credit Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.                      Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.                      Amendments to the Credit Agreement.  The Credit Agreement is hereby amended, effective as of the Third Amendment Effective Date (as defined below), as follows:

2.1           Section 1.1 (Definitions).  Section 1.1 (Definitions) of the Credit Agreement is hereby amended as follows:

(a)           The following definitions are added to Section 1.1 (Definitions) in the appropriate alphabetical order:

“Permitted Government Debt”: collectively, Permitted Phase I Government Debt and Permitted Phase II Government Debt; provided, that the aggregate Outstanding Amount of Permitted Phase I Government Debt and Permitted Phase II Government Debt shall not exceed, at any time, $10,400,000,000 plus, with respect to any Permitted Refinancing of any such Permitted Phase I Government Debt or Permitted Phase II Government Debt, additional principal in an aggregate amount not exceeding the amount of accrued interest in respect thereof and the amount of all fees, expenses and premiums incurred in connection with such Permitted Refinancing.

“Permitted Phase I Government Debt”:  Indebtedness of the Company or any Subsidiary Guarantor that has been designated “Second Priority Additional Debt” pursuant to the Collateral Trust Agreement and designated as “Permitted Phase I Government Debt” hereunder; provided, that (x) (a) such Indebtedness is provided by the United States government (or any agency or instrumentality thereof) in connection with the U.S. Department of Energy’s Advanced Technology Vehicles Manufacturing Incentive Program (the “ATVM Program”) authorized by section 136 of the Energy Independence and Security Act of 2007, as amended from time to time, or any successor, replacement or similar program thereto, (b) with respect to (i) interest rate methodology, (ii) fees, (iii) amortization, (iv) final maturity date, (v) collateral, liens, priority and intercreditor arrangements and (vi) negative covenants (including the absence of financial covenants), such Indebtedness is not on terms that are materially less favorable to the Company or the Lenders than the terms set forth in the Conditional Commitment Letter (including the term sheet attached thereto), dated as of June 23, 2009, by and between the Company and the U.S. Department of Energy, (c) such Indebtedness is on terms, taken as a whole, that are not more restrictive to the Company than the terms of this Agreement (other than with respect to interest rate, fees, call features or premiums), and (d) the aggregate Outstanding Amount of Permitted Phase I Government Debt shall not exceed $5,937,000,000 or (y) such Indebtedness is a Permitted Refinancing of Permitted Phase I Government Debt; provided, further, that a certificate of a Responsible Officer of the Company is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirements and such terms and conditions shall be deemed to satisfy the foregoing requirements unless the Administrative Agent notifies the Company within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Phase II Government Debt”: Indebtedness of the Company or any Subsidiary Guarantor that has been designated “Second Priority Additional Debt” pursuant to the Collateral Trust Agreement and designated as “Permitted Phase II Government Debt” hereunder; provided, that (x) (a) such Indebtedness is provided by (i) the United States government (or any agency or instrumentality thereof) or (ii) a commercial bank and guaranteed by the United States government (or any agency or instrumentality thereof), in each case, in connection with the ATVM Program or any successor, replacement or similar program thereto, (b) the final maturity date thereof shall not be earlier than six months after the later of the Revolving Termination Date and the Term Loan Maturity Date, in each case, in effect at the date of incurrence of such Indebtedness, (c) the weighted average life to maturity of such Indebtedness shall be longer than the weighted average life to maturity of the Term Loans then outstanding, (d) such Indebtedness is on terms, taken as a whole, that are not more restrictive to the Company than the terms of this Agreement (other than with respect to interest rate, fees, call features or premiums), and (e) the aggregate Outstanding Amount of Permitted Phase II Government Debt shall not exceed the lesser of (i) $7,000,000,000 and (ii) an amount equal to $10,400,000,000 less the Outstanding Amount of Permitted Phase I Government Debt then outstanding or (y) such Indebtedness is a Permitted Refinancing of Permitted Phase II Government Debt ; provided, further, that a certificate of a Responsible Officer of the Company is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirements and such terms and conditions shall be deemed to satisfy the foregoing requirements unless the Administrative Agent notifies the Company within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Primary Second Lien Debt”: Indebtedness of the Company or any Subsidiary that (a) has been designated “Second Priority Additional Debt” pursuant to the Collateral Trust Agreement and designated as “Primary Second Lien Debt” hereunder, (b) is on terms, taken as a whole, that are not more restrictive to the Company than the terms of this Agreement (other than in respect of interest rates, fees, call features or premiums); provided that a certificate of a Responsible Officer of the Company is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement and such terms and conditions shall be deemed to satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (c) has a final maturity date no earlier than six months after the later of (i) the maturity date of any Term Loans (including any Incremental Term Loans) outstanding at such time and (ii) the maturity date of any Permitted Additional Notes outstanding at such time; provided that the Outstanding Amount thereof shall not exceed $4,000,000,000 at any time. Any Indebtedness that constituted Permitted Second Lien Debt prior to the Third Amendment Effective Date shall constitute Primary Second Lien Debt thereafter.

“Third Amendment Effective Date”: as defined in the Third Amendment, dated as of July 22, 2009, to this Agreement.

(b)         The definition of “Permitted Liens” is hereby amended by amending and restating clause (k) in its entirety to read as follows:

(k)           any Lien securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by any Lien permitted by clause (g), (h), (i), (j), (o) and (x) of this definition or this paragraph (k) without any change in the assets subject to such Lien;

(c)           The definition of “Permitted Refinancing” is hereby amended by (i) deleting the “and” immediately following the semicolon at the end of clause (b) thereof and (ii) amending and restating clause (c) in its entirety to read as follows:

(c)           other than with respect to Permitted Phase I Government Debt, the terms of such Indebtedness (or preferred Capital Stock, as the case may be), taken as a whole, are not more restrictive to the applicable obligor than the Indebtedness (or preferred Capital Stock, as the case may be) being extended, refinanced, renewed, replaced, defeased or refunded (other than with respect to interest rates, fees, liquidation preferences, premiums and no call periods); provided, however, with respect to Permitted Phase II Government Debt, such Indebtedness is provided by (i) the United States government (or any agency or instrumentality thereof) or (ii) a commercial bank and guaranteed by the United States government (or any agency or instrumentality thereof), in each case, in connection with the ATVM Program or any successor, replacement or similar program thereto; and

(d)           The definition of “Permitted Refinancing” is hereby amended by adding the following as a new clause (d):

(d)           with respect to Permitted Phase I Government Debt, (i) the terms of such Indebtedness, taken as a whole, are not materially more restrictive to the applicable obligor than the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (ii) such Indebtedness is provided by the United States government (or any agency or instrumentality thereof) in connection with the ATVM Program or any successor, replacement or similar program thereto.

(e)           The definition of “Permitted Second Lien Debt” is hereby amended by amending and restating such definition in its entirety to read as follows:

“Permitted Second Lien Debt”:  collectively, Primary Second Lien Debt and Permitted Government Debt. Subject to the terms and conditions contained herein, the Company may redesignate Permitted Second Lien Debt as Primary Second Lien Debt, Permitted Phase I Government Debt or Permitted Phase II Government Debt, as applicable, from time to time with at least five Business Days prior written notice to the Administrative Agent; provided, that concurrently with such redesignation, the Company shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Company stating that the Company has determined in good faith that such redesignated Primary Second Lien Debt, Permitted Phase I Government Debt or Permitted Phase II Government Debt, as applicable, satisfies the requirements set forth in the definitions of Primary Second Lien Debt, Permitted Phase I Government Debt or Permitted Phase II Government Debt, as applicable, and such redesignated Primary Second Lien Debt, Permitted Phase I Government Debt or Permitted Phase II Government Debt, as applicable, shall be deemed to satisfy such requirements unless the Administrative Agent notifies the Company within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

2.2           Section 6.3 (Compliance and Borrowing Base Certificates) of the Credit Agreement is amended to add the following clause (c):

(c)             not later than five Business Days after the receipt from PricewaterhouseCoopers or other accountants of any audit or report on the Permitted Government First Lien Collateral, a copy of such audit or report.

2.3           Section 6.7 (Additional Collateral, etc) of the Credit Agreement is hereby amended by adding the following new clauses (h), (i) and (j):

(h)           If any Governmental Authority is granted a Lien by the Company or any of its Subsidiaries on property pursuant to clause (g) of the definition of Permitted Liens (such property “Permitted Government First Lien Collateral”) to secure Permitted Second Lien Debt or Indebtedness incurred or issued in connection with Permitted Second Lien Debt in a single transaction or series of related transactions under the ATVM Program or any successor, replacement or similar program, concurrently therewith the Company shall, or shall cause such Subsidiary to, take such actions as are necessary to grant to the Administrative Agent or another agent or collateral trustee, for the benefit of the First Priority Secured Parties (as defined in the Collateral Trust Agreement), a valid, perfected, second priority security interest in such Permitted Government First Lien Collateral, which second priority security interest shall be subject to intercreditor provisions substantially identical to the terms and conditions of Section 8 of the Collateral Trust Agreement.

(i)           To the extent that in connection with any Permitted Government Debt the United States government (or any agency or instrumentality thereof) is named as loss payee or additional insured, as applicable, with respect to any insurance maintained by the Company or any other Loan Party, the Company shall concurrently cause the Collateral Trustee to be named as co-loss payee or co-additional insured, as applicable, with respect to such insurance.

(j)           If any Subsidiary that is not a Subsidiary Guarantor guarantees any Permitted Government Debt, the Company shall concurrently cause such Subsidiary (i) to become a party to the Security Agreement, the Guarantee and the Collateral Trust Agreement and (ii) to take such actions as necessary to grant to the Collateral Trustee for the benefit of the Secured Parties a valid, perfected security interest in the Collateral described in the Security Agreement with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by law.

SECTION 3.     Effectiveness.  This Amendment shall become effective as of the date (the “Third Amendment Effective Date”) on which the following conditions have been satisfied:

(a)           The Administrative Agent (or its counsel) shall have received duly executed and completed counterparts hereof that, when taken together, bear the signatures of (x) the Company, (y) the Administrative Agent, and (z) the Required Lenders.

(b)           The Administrative Agent shall have received a certified copy of an amendment to the Company’s 9.5% Guaranteed Secured Note due January 1, 2018, authorizing the transactions contemplated by this Amendment and in form and substance reasonably satisfactory to the Administrative Agent.

(c)           The Company shall have paid to the Administrative Agent for the account of each Lender for which the Administrative Agent shall have received (by facsimile or otherwise) an executed signature page hereto prior to 5:00 P.M. (New York City time) on July 20, 2009 (such time, the “Consent Fee Deadline”), a consent fee equal to 0.075% of the sum of such Lender’s Revolving Commitments plus the amount of such Lender’s outstanding Term Loan, in each case, as in effect at the Consent Fee Deadline.

SECTION 4.     Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Administrative Agent and the Lenders that:

4.1           (a) The Company has the requisite power and authority to execute, deliver and perform its obligations under this Amendment, has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment and has duly executed and delivered this Amendment and (b) this Amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.2           As of the Third Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

4.3           Each of the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the Third Amendment Effective Date with the same effect as though made on and as of the Third Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

SECTION 5.      Effect of Amendment.

5.1           Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect.  Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

5.2           On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.      General.

6.1           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.2           Costs and Expenses.  The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

6.3           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

6.4           Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers or representatives as of the day and year first above written.

FORD MOTOR COMPANY

By:	/s/ Neil M. Schloss
Name: Neil M. Schloss
Title: Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

[SIGNATURE PAGE TO THIRD AMENDMENT]